AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 2015

REGISTRATION NO. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEAT BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2844103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Capitola Drive

Durham, NC 27713

(919) 240-7133

(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

HEAT BIOLOGICS, INC. AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

(Full title of the Plan)

Jeffrey Wolf

Chief Executive Officer

Heat Biologics, Inc.

801 Capitola Drive

Durham, NC 27713

 (919) 240-7133

(Name, address and telephone number of agent of services)

WITH COPIES TO:

Leslie Marlow, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Do not check if smaller reporting company):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (4)

Common Stock, par value $0.0002 per share, under the Amended and Restated 2014 Stock Incentive Plan	600,000	$5.09	$3,054,000	$354.87

————————

(1)	The securities to be registered include options and rights to acquire the common stock of Heat Biologics, Inc.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the plan is based upon the average of the high and low prices of the Common Stock on September 18, 2015, as reported by the NASDAQ Capital Market.

(4)	Calculated under Section 6(b) of the Securities Act as .00011620 of the aggregate offering price.

EXPLANATORY NOTE

The Registrant filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8, Registration No. 333-196763, on June 13, 2014 (the “2014 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 500,000 shares of Common Stock to be offered and sold under the Registrant’s 2014 Stock Incentive Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2014 Registration Statement are incorporated into this Registration Statement on Form S-8 (the “Registration Statement”) by reference.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 600,000 additional shares of Common Stock to be offered and sold under the Registrant’s 2014 Stock Incentive Plan.  These shares represented 600,000 shares of Common Stock that were added to the Registrant’s 2014 Stock Incentive Plan, as amended and restated as of July 23, 2015 (the “Plan”), by vote of the Registrant’s stockholders and, in accordance with the terms of the Plan, are to be assigned to and made available for grant under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-35994) filed with the Commission on March 27, 2015;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (File No. 001-35994) filed with the Commission on May 14, 2015;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-35994) filed with the Commission on August 13, 2015;
•	Our Current Reports on Form 8-K (File No. 001-35994) filed with the Commission on January 16, January 26, March 10, March 12, June 15, June 24, 2015, and July 27, 2015; and
•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Commission on July 8, 2013 (File No. 001-35994).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Document

3.1	Certificate of Incorporation (1)
3.2	By-Laws (1)
4.1	Amended and Restated 2014 Incentive Stock Plan, as amended and restated on July 23, 2015 (2)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (2)
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm (2)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (2)

————————

(1)

Incorporated by reference to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on May 6, 2013.

(2)

Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina, on the 24th day of September, 2015.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Stephen DiPalma
Name:	Stephen DiPalma
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Wolf his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Jeffrey Wolf	Chief Executive Officer (Principal Executive Officer) and Director	September 24, 2015
Jeffrey Wolf
/s/ Stephen DiPalma	Chief Financial Officer (Principal Financial and Accounting Officer)	September 24, 2015
Stephen DiPalma
/s/ Paul Belsky, MD	Director	September 24, 2015
Paul Belsky, MD
/s/ Louis C. Bock	Director	September 24, 2015
Louis C. Bock
/s/ Michael Kharitonov, Ph.D.	Director	September 24, 2015
Michael Kharitonov, Ph.D.
/s/ John Monahan, Ph.D.	Director	September 24, 2015
John Monahan, Ph.D.
/s/ Edward B. Smith	Director	September 24, 2015
Edward B. Smith

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Certificate of Incorporation (1)
3.2	By-Laws (1)
4.1	Amended and Restated 2014 Incentive Stock Plan, as amended and restated on July 23, 2015 (2)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (2)
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm (2)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference) (2)

————————

(1)

Incorporated by reference to the Registrant’s Form S-1 filed with the Securities and Exchange Commission on May 6, 2013.

(2)

Filed herewith.